Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

On March 15, 2018, Viavi Solutions Inc. (“VIAVI,” also referred to as “the Company”) completed the acquisition of the AvComm and Wireless Test and Measurement Businesses of Cobham plc (“Cobham”), a company based in the United Kingdom (“UK”), pursuant to a Stock Purchase Agreement by and among the Company and certain affiliates of Cobham. The acquisition was accounted for in accordance with the authoritative guidance on business combinations.

The following unaudited pro forma condensed combined statements of operations and related notes present the historical consolidated statements of operations of the Company, adjusted to reflect the Company’s acquisition of all outstanding shares of the entities holding Cobham's AvComm and Wireless Test and Measurement businesses (together, the "Test and Measurement Business"). The assumptions and adjustments, including the conversion of the Test and Measurement Business's financial information from the applicable International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board to the Generally Accepted Accounting Principles in the United States (“U.S. GAAP”) and the translation of British pounds sterling to U.S. dollars, are described in the accompanying notes to the unaudited pro forma condensed combined statements of operations.

The unaudited pro forma condensed combined statements of operations for the Company's fiscal year ended July 1, 2017 and for the six months ended December 30, 2017 give effect to the acquisition as if it had occurred on July 3, 2016, the first day of the Company’s fiscal year ended July 1, 2017. A pro forma condensed combined balance sheet reflecting the acquisition of the Test and Measurement Business is not required since the acquisition is included in VIAVI’s consolidated balance sheet included in its Quarterly Report on Form 10-Q for the three months ended March 31, 2018 filed with the Securities and Exchange Commission on May 9, 2018.

VIAVI has a different fiscal year end than the Test and Measurement Business. VIAVI utilizes a 52-53 week fiscal year ending on the Saturday closest to June 30th; and the Test and Measurement Business's fiscal year ends on December 31 of each year. VIAVI's fiscal year ended July 1, 2017 represents the 52 weeks from July 3, 2016 through July 1, 2017. As the fiscal years differ by more than 93 days, financial information for the Test and Measurement Business for the six months ended December 30, 2017 and the twelve month period ended July 1, 2017 has been used in preparation of the pro forma condensed combined statements of operations. The consolidated statement of operations for the six month period ended December 30, 2017 was obtained from Test and Measurement Business' accounting records that formed the basis for the audited consolidated statement of operations for the year ended December 31, 2017 included in Exhibit 99.1 to this Current Report on Form 8-K/A. The Test and Measurement Business financial information for the twelve month period ended July 1, 2017 was prepared by adding the consolidated statements of operations for the six month periods ended December 31, 2016 and June 30, 2017. The consolidated statements of operations for the six month periods ended December 31, 2016 and June 30, 2017 were obtained from the Test and Measurement Business's accounting records that formed the basis for the audited consolidated statements of operations for the years ended December 31, 2016 and 2017. The audited financial statements as of and for the year ended December 31, 2017 of the Test and Measurement Business are included in Exhibit 99.1 of this Current Report on Form 8-K/A.

The Company’s consolidated statements of operations information for the six months ended December 30, 2017 was derived from its unaudited consolidated financial statements included in its Quarterly Report on Form 10-Q for the six months ended December 30, 2017, filed by the Company with the SEC on February 7, 2018 (the “VIAVI 10-Q”). The Company’s consolidated statement of operations information for the year ended July 1, 2017 was derived from its audited consolidated financial statements included in the Annual Report on Form 10-K for its fiscal year ended July 1, 2017, filed by the Company with the SEC on August 29, 2017 (the “VIAVI 10-K”).

In accordance with the authoritative guidance on business combinations, the tangible and intangible assets acquired and liabilities assumed were recorded at fair value on the acquisition date. The purchase price allocation is considered preliminary and is subject to change once the Company receives certain information it believes is necessary to finalize its determination of the fair value of assets acquired and liabilities assumed under the acquisition. Accordingly, the unaudited pro forma condensed combined statements of operations include the preliminary fair value of assets acquired and liabilities assumed, which may differ from the finalized fair value amounts.

The unaudited pro forma condensed combined statements of operations do not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the acquisition. The unaudited pro forma condensed combined statements of operations also do not include any future integration costs. The unaudited pro forma condensed combined statements of operations have been prepared for illustrative purposes only and are not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had VIAVI and the Test and Measurement Business been combined during the specified periods. The unaudited pro forma condensed combined statements of operations, including the notes thereto, should be read in conjunction with the historical unaudited consolidated financial statements of VIAVI for the six months ended December 30, 2017 included in the VIAVI 10-Q; the historical audited consolidated financial statements of VIAVI as of and for the year ended July 1, 2017 included in the VIAVI 10-K; and the historical audited consolidated financial statements of Test and Measurement Business as of and for the year ended December 31, 2017 included in Exhibit 99.1 to this Current Report on Form 8-K/A.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Fiscal Year Ended July 1, 2017
(in millions, except per share data)

	VIAVI	Test and Measurement Business	Pro Forma		Pro Forma
	Historical	(in USD)*	Adjustments		Combined
Revenues:
Product revenue	$726.4	$187.1	$(2.9)	(a)	$910.6
Service revenue	85.0	36.8	(0.6)	(a)	121.2
Total net revenues	811.4	223.9	(3.5)		1,031.8
Cost of revenues:
Product cost of sales	260.9	85.3	0.2	(b)	346.4
Service cost of sales	50.2	10.6	—		60.8
Amortization of acquired technologies	14.3	—	23.6	(c)	37.9
Total cost of revenues	325.4	95.9	23.8		445.1
Gross profit	486.0	128.0	(27.3)		586.7
Operating expenses:
Research and development	136.3	48.8	—		185.1
Selling, general and administrative	300.5	71.0	1.1	(b)	372.6
Amortization of other intangibles	14.0	48.6	(19.2)	(c)	43.4
Restructuring and related charges	21.6	2.0	—		23.6
Total operating expenses	472.4	170.4	(18.1)		624.7
Income (loss) from operations	13.6	(42.4)	(9.2)		(38.0)
Interest and other income (expense), net	13.1	(1.8)	—		11.3
Gain on sale of investments	203.1	—	—		203.1
Interest expense	(43.2)	(0.8)	—		(44.0)
Income (loss) from continuing operations before income taxes	186.6	(45.0)	(9.2)		132.4
Provision for (benefit from) income taxes	21.3	(20.4)	12.5	(f)	13.4
Income (loss) from continuing operations, net of taxes	$165.3	$(24.6)	$(21.7)		$119.0

Net income per share from continuing operations:
Basic:	$0.72				$0.52
Diluted:	$0.70				$0.51

Shares used in per share calculation - basic	229.9				229.9
Shares used in per share calculation - diluted	234.5				234.5
See accompanying notes to the unaudited pro forma condensed combined statements of operations

* The Test and Measurement Business’s unaudited statement of operations for the year ended July 1, 2017, converted from British pound sterling to U.S. dollars using an exchange rate of $1.26732 per pound.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Six Months Ended December 30, 2017
(in millions, except per share data)

	VIAVI	Test and Measurement Business	Pro Forma		Pro Forma
	Historical	(in USD)*	Adjustments		Combined
Revenues:
Product revenue	$349.4	$96.7	$(0.2)	(a)	$445.9
Service revenue	47.6	17.6	—		65.2
Total net revenues	397.0	114.3	(0.2)		511.1
Cost of revenues:
Product cost of revenue	133.1	43.1	0.1	(b)	176.3
Service cost of revenue	23.4	4.0	—		27.4
Amortization of acquired technologies	8.2	—	11.8	(d)	20.0
Total cost of revenues	164.7	47.1	11.9		223.7
Gross profit	232.3	67.2	(12.1)		287.4
Operating expenses:
Research and development	59.0	21.9	—		80.9
Selling, general and administrative	149.1	26.5	0.5	(b)	176.1
Amortization of other intangibles	6.5	(20.7)	35.4	(d) (e)	21.2
Restructuring and related charges	4.0	1.1	—		5.1
Total operating expenses	218.6	28.8	35.9		283.3
Income (loss) from operations	13.7	38.4	(48.0)		4.1
Interest and other income (expense), net	3.1	(1.3)	—		1.8
Interest expense	(24.2)	(0.3)	—		(24.5)
(Loss) income before taxes	(7.4)	36.8	(48.0)		(18.6)
Provision for (benefit from) income taxes	1.1	14.8	(16.2)	(f)	(0.3)
Net (loss) income	$(8.5)	$22.0	$(31.8)		$(18.3)

Net (loss) income per share:
Basic	$(0.04)				$(0.08)
Diluted	$(0.04)				$(0.08)

Shares used in per share calculation - basic	227.7				227.7
Shares used in per share calculation - diluted	227.7				227.7

See accompanying notes to the unaudited pro forma condensed combined statements of operations

* The Test and Measurement Business's unaudited statement of operations for the six months ended December 30, 2017, converted from British pound sterling to U.S. dollars using an exchange rate of $1.31783 per pound.

 NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

1.              Basis of Pro Forma Presentation

The unaudited pro forma condensed combined statements of operations for the Company's fiscal year ended July 1, 2017 and for the six months ended December 30, 2017 are based on historical financial information of the Company and the Test and Measurement Business and include all adjustments that give effect to events that are directly attributable to the acquisition of the Test and Measurement Business. The unaudited pro forma condensed combined statements of operations do not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the acquisition. The unaudited pro forma condensed combined statements of operations also do not include any future integration costs.

The unaudited pro forma condensed combined statements of operations for the Company's fiscal year ended July 1, 2017 and for the six months ended December 30, 2017 give effect to the acquisition as if it had occurred on July 3, 2016, the first day of the Company’s fiscal year ended July 1, 2017. Certain reclassification adjustments have been made to the unaudited pro forma condensed combined statements of operation to conform the Test and Measurement Business’s historical financial statement presentation to VIAVI’s financial statement presentation.

The pro forma information is presented solely for illustrative purposes and is not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had VIAVI and the Test and Measurement Business been combined during the specified periods.

2.              Summary of Significant Accounting Policies

The unaudited pro forma condensed combined statements of operations has been compiled in a manner consistent with the accounting policies adopted by VIAVI in conformity with U.S. GAAP.

3.              Preliminary Acquisition Consideration and Purchase Price Allocation

On March 15, 2018 ("Closing Date"), the Company completed the acquisition of the Test and Measurement Business. The Company acquired the Test and Measurement Business for $469.8 million cash consideration, subject to final cash and working capital adjustments.

The acquisition further strengthens the Company’s position in 5G deployment and diversifies the Company into military, public safety and avionics test markets. The acquired business is being integrated into the Company's Network Enablement ("NE") segment.

The Company accounted for the transaction in accordance with the authoritative guidance on business combinations; therefore, the tangible and intangible assets acquired and liabilities assumed are recorded at fair value on the acquisition date.

The purchase price was allocated as follows (in millions):

Net tangible assets acquired	$65.9
Intangible assets acquired:
Developed technology	113.5
Customer relationships	75.0
Trade names	28.0
In-process research and development	9.0
Backlog	6.5
Goodwill	171.9
Total purchase price	$469.8

The amounts above are considered preliminary and are subject to change once the Company receives certain information it believes is necessary to finalize its determination of the fair value of assets acquired and liabilities assumed under the acquisition.

The following table summarizes the components of the tangible assets acquired at fair value (in millions):

Cash	$16.1
Accounts receivable	42.6
Inventory	33.5
Property and equipment	33.5
Other assets	7.6
Accounts payable	(10.9)
Other liabilities	(23.3)
Deferred revenue	(9.0)
Deferred tax liabilities	(24.2)
Net tangible assets acquired	$65.9

Acquired intangible assets are classified as Level 3 assets for which fair value is derived from valuation based on inputs that are unobservable and significant to the overall fair value measurement. The fair value of acquired developed technology, customer relationships, trade names, acquired in-process research and development ("IPR&D") and backlog was determined based on an income approach using the discounted cash flow method. The acquired intangible assets, except IPR&D, are being amortized over their estimated useful lives that range from three to six years. Order backlog will be fully amortized within one year.

In accordance with authoritative guidance, the Company recognizes IPR&D at fair value as of the Closing Date. The IPR&D is accounted for as an indefinite-lived intangible asset until completion or abandonment of the associated research and development efforts. IPR&D is tested annually for impairment during the period it is considered an indefinite lived asset or more frequently if impairment indicators arise.

The goodwill arising from this acquisition is primarily attributed to sales of future products and services and the assembled workforce of Test and Measurement business. Goodwill has been assigned to the NE segment and is partially deductible for tax purpose. Goodwill is not being amortized but is reviewed annually for impairment or more frequently if impairment indicators arise.

4.              Pro Forma Adjustments

Pro forma adjustments are necessary to reflect the acquisition’s estimated consideration and to adjust amounts related to the tangible and intangible assets and liabilities of the Test and Measurement business to reflect the preliminary estimate of their fair values and the impact on the condensed combined statement of operations as if VIAVI and the Test and Measurement Business had been combined during the periods presented. The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations are as follows:

(a)     Adjustments to record a reduction in revenues related to the estimated fair value of the acquired deferred revenue. The difference between the preliminary fair value of acquired deferred revenue, representing amounts equivalent to the estimated costs plus an appropriate profit margin to fulfill the obligations assumed, and the historical carrying amount of the Test and Measurement Business’ deferred revenue results in a discount to the recorded deferred revenue and is therefore subsequently recognized as a reduction to revenues;
(b) Adjustments to record the increase in depreciation of property and equipment as a result of adjusting the Test and Measurement Business’ property and equipment to fair value. The additional depreciation expense is calculated using the straight-line method over the estimated remaining useful lives of the assets;
(c)     Adjustments to eliminate historical amortization of purchased intangibles of $48.5M and record the amortization of intangibles of $52.9M arising on VIAVI’s acquisition of the Test and Measurement Business for the year ended July 1, 2017. The additional amortization expense is calculated using the straight-line method over the estimated remaining useful lives of the assets;
(d)     Adjustments to eliminate historical amortization of purchased intangibles of $21.2M and record the amortization of intangibles of $26.5M arising on VIAVI’s acquisition of the Test and Measurement Business for the six month period ended December 30, 2017. The additional amortization expense is calculated using the straight-line method over the estimated remaining useful lives of the assets;
(e)     Adjustments to eliminate historical reversal of intangible asset impairment of $41.9M;
(f)     Adjustments to record the provision or benefit for income taxes for the year ended July 1, 2017 and for the six months ended December 30, 2017 as if VIAVI and the Test and Measurement Business had been combined during the pro forma periods. The pro forma tax expense is calculated using the statutory rates of the relevant jurisdiction after taking into consideration of VIAVI's loss carryforwards.
(g)    The unaudited pro forma combined basic and diluted (loss) income per share calculations are based on VIAVI’s consolidated basic and diluted weighted average outstanding common shares.

The Company believes that the differences between IFRS and US GAAP for the Test and Measurement Business are not material in relation to the Pro Forma Combined Statements of Operations for the year ended July 1, 2017 and the six months ended December 30, 2017